UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	April 25, 2012

Crossroads Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

Delaware	001-15331	74-2846643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11000 North Mo-Pac Expressway Austin, Texas	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (512) 349-0300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The registrant held its 2012 Annual Meeting of Stockholders on April 25, 2012. The following is a summary of each matter voted upon at the 2012 Annual Meeting.

Proposal 1. Election of Directors

At the meeting, the registrant’s stockholders elected a board of directors consisting of five members to serve until the 2013 Annual Meeting, until their successors are elected and qualified or until their earlier death or resignation. The voting results were as follows:

Name of Director	For	Withheld
Don Pearce	2,628,670	105,210
Elliott Brackett	2,724,744	9,136
Joseph Hartnett	2,724,744	9,136
Steven Ledger	2,599,919	133,961
Robert Sims	2,727,844	6,036

There were 4,720,808 broker non-votes.

Proposal 2. Ratification of Independent Public Accounting Firm

At the meeting, the registrant’s stockholders ratified the appointment of PMB Helin Donovan, LLP as the registrant’s independent registered public accounting firm for the fiscal year ending October 31, 2012. The voting results were as follows:

For	Against	Abstain
7,374,211	80,423	54

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2012	CROSSROADS SYSTEMS, INC.

	By:	/s/ Jennifer Crane
Jennifer Crane
Chief Financial Officer